Exhibit 23.1

       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form S-8 and the Registration Statements (Forms S-3 No. 33-53671 and No. 333-02765 and Forms S-8 No. 2-92629, No 2-97422, No 33-21810, No 33-
36141,  No. 33-49824, No. 33-51890, No. 333-21877, No. 333-49483,
No.  333-70799,  No.  333-74791  and  No.  333-82589)  of ALZA
Corporation, of our report dated February 4, 2000 with respect to the financial statements of Crescendo Pharmaceuticals Corporation incorporated by reference in this current Report (Form 8-K) dated October 30, 2000.

                                        /s/Ernst & Young LLP

Palo Alto, California
October 30, 2000